UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 27, 2011

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) — (d)  Not applicable.

(e)  On July 27, 2011, ImmunoGen, Inc. (the “Company”) entered into an Employment Agreement with Mr. Gregory D. Perry, Executive Vice President, Chief Financial Officer and Treasurer, providing that if Mr. Perry’s employment is terminated by the Company without cause during the term of the agreement, he will be entitled to receive salary continuation benefits at his then-current base salary rate over a 12-month period following such termination, subject to a release of all claims against the Company.  The agreement continues in effect for a period of two years from its effective date, subject to automatic one-year extensions thereafter unless notice is given of the Company’s or Mr. Perry’s intention not to extend the term of the agreement.  Salary continuation under this agreement is not payable in circumstances where benefits under Mr. Perry’s Severance Agreement dated as of December 1, 2010 are payable following a change in control of the Company.

(f)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: July 28, 2011	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer